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                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549




                                FORM 8-K



                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


   Date of Report (date of earliest event reported)  May 1, 1996

                        RESERVE PETROLEUM COMPANY
         (Exact name of registrant as specified in its charter)


                                Delaware
             (State or other jurisdiction of incorporation)


     0-8157                             73-0238060
(Commission File Number)     (IRS Employer Identification No.)


6801 North Broadway, Suite 300, Oklahoma City, Oklahoma73116-9092
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code(405) 848-7551






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Item 5.Other Events.


In March 1995, the Financial Accounting Standards Board issued Statement of Financial Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The statement is effective for fiscal years beginning after December 31, 1995.

As a result of this change in accounting principal, certain oil and gas producing properties are deemed to be impaired because the assets are not expected to recover their entire carrying value through future cash flows. An impairment loss totaling $297,000 will be included in the Statement of Operations of the Form 10-QSB to be filed for the quarter ending March 31, 1996.


                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            THE RESERVE PETROLEUM COMPANY


Date: May 1, 1996
                                               /s/ JERRY L. CROW
                                            -----------------------
                                                 Jerry L. Crow
                                            Principal Financial and
                                            Accounting  Officer